    Filed with the Securities and Exchange Commission on September 14, 2000
                                                  Registration No. 333-_________


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         SciClone Pharmaceuticals, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

               California                              94-3116852
     ----------------------------               ------------------------
     (State or other jurisdiction          (I.R.S. employer identification no.)
   of incorporation or organization)

                    901 Mariners Island Boulevard, Suite 205
                               San Mateo, CA 94404
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code)

                         SciClone Pharmaceuticals, Inc.
   1995 Equity Incentive Plan and 1995 Nonemployee Director Stock Option Plan
   --------------------------------------------------------------------------
                            (Full title of the plan)

                                Donald R. Sellers
                       President & Chief Executive Officer
                         SciClone Pharmaceuticals, Inc.
                    901 Mariners Island Boulevard, Suite 205
                               San Mateo, CA 94404
                    ----------------------------------------
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service: (650) 358-3456

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.


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--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------


                                         Proposed maximum    Proposed maximum
Title of Securities     Amount to be      offering price    aggregate offering        Amount of
to be registered(1)      registered        per share(2)         price(2)          registration fee
-------------------     ------------     ----------------   ------------------    ----------------
1995 Nonemployee Director Stock Option Plan

Common Stock                250,000           $9.905           $2,476,250                 $653.73

1995 Equity Incentive Plan

Common Stock              1,250,000           $9.905          $12,381,250               $3,268.65

Totals                    1,500,000                           $14,857,500               $3,922.38




----------

(1) The securities to be registered are Common Stock which include options and rights to acquire such Common Stock.

(2) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price is based upon the average of the high and low prices of the Common Stock on September 12, 2000 as reported on the Nasdaq National Market.



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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

        SciClone Pharmaceuticals, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

        (a) The Company's latest annual report on Form 10-K, filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 1999.

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

        (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on January 31, 1992, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

        The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

        Inapplicable.

Item 6. Indemnification of Directors and Officers

        The Company's Restated Articles of Incorporation, as amended (the "Restated Articles"), provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Pursuant to California law, the Company's directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its shareholders. However, this provision does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under California law.


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        In addition, each director will continue to be subject to liability for
(i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, (vi) any transaction that constitutes an illegal distribution or dividend under California law, and (vii) any transaction involving an unlawful conflict of interest between the director and the Company under California law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

        In addition, the Company's Restated Articles provide that the Company is authorized to provide indemnification of agents (as defined under California law) for breach of duty to the Company and its shareholders through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by California law, subject to the limits on such excess indemnification set forth in California law.

        The Company's Bylaws provide that the Company will indemnify its directors and officers to the maximum extent and in the manner permitted by California law and may indemnify its employees and other agents to the maximum extent and in the manner permitted by California law. Such indemnification is intended to provide the full flexibility available under California law and may, under certain circumstances, include indemnification for negligence, gross negligence and certain types of recklessness. Under California law and the Company's Bylaws, the Company will be permitted to indemnify its directors, officers, employees and other agents, within the limits established by law and public policy, pursuant to an express contract, bylaw provision, shareholder vote or otherwise, any or all of which could provide indemnification rights broader than those expressly available under California law. The Company has entered into agreements with its directors and certain of its officers, including all of its executive officers, that require the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.


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Item 7. Exemption From Registration Claimed

        Inapplicable.

Item 8. Exhibits

        See Exhibit Index.

Item 9. Undertakings

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is


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incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




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                                    SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on September 12, 2000.

                                      SciClone Pharmaceuticals, Inc.



                                      By: /s/ Donald R. Sellers
                                         ---------------------------------------
                                         Donald R. Sellers
                                         President & Chief Executive Officer




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                        SIGNATURES AND POWER OF ATTORNEY

        The officers and directors of SciClone Pharmaceuticals, Inc. whose signatures appear below, hereby constitute and appoint Donald R. Sellers and Shawn K. Singh, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 14, 2000.

Signature                                           Title
 /s/ Donald R. Sellers                              President, Chief Executive Officer and
----------------------------------------            Interim Chief Financial Officer (Principal
Donald R. Sellers                                   Executive Officer and Principal Financial &
                                                    Accounting Officer)


 /s/ Ivan Hui                                       Corporate Controller
----------------------------------------
Ivan Hui

 /s/ Jere E. Goyan, Ph.D.                           Chairman of the Board and Director
----------------------------------------
Jere E. Goyan, Ph.D.

 /s/ John D. Baxter, M.D.                           Director
----------------------------------------
John D. Baxter, M.D.

 /s/ Edwin C. Cadman, M.D.                          Director
----------------------------------------
Edwin C. Cadman, M.D.

 /s/ Rolf H. Henel                                  Director
----------------------------------------
Rolf H. Henel

 /s/ Jon S. Saxe                                    Director
----------------------------------------
Jon S. Saxe

 /s/ Dean S. Woodman                                Director
----------------------------------------
Dean S. Woodman


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                                  EXHIBIT INDEX


 4.1 Restated Articles of Incorporation of the Company is incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Commission File No. 33-45446) which became effective on March 17, 1992 (the "1992 Registration Statement").

 4.2 Certificate of Amendment of Restated Articles of Incorporation is incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 filed on August 3, 1993 (Commission File No. 33-66832).

 4.3 Certificate of Determination is incorporated by reference as Exhibit A to Exhibit 1 to the Company's Current Report on Form 8-K filed on October 14, 1997.

 4.4 Certificate of Determination Regarding the terms of the Series C Preferred Stock is incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K filed on April 2, 1998.

5       Legal opinion of Gray Cary Ware & Freidenrich LLP, counsel to the
        Registrant.

23.1    Consent of Counsel (included in Exhibit 5).

23.2    Consent of Ernst & Young LLP, Independent Auditors.

24 Power of Attorney (included in signature pages to this registration statement).